200 Munsonhurst Road

Franklin, NJ 07416

SUSSEX BANCORP REPORTS SECOND QUARTER RESULTS AND IMPROVED ASSET QUALITY FOR 2012

FRANKLIN, NEW JERSEY – July 30, 2012 – Sussex Bancorp (the “Company”) (NasdaqGM: SBBX), the holding company for Sussex Bank (the “Bank”) today announced net income of $481 thousand, or $0.15 per basic and $0.14 per diluted share, for the quarter ended June 30, 2012, as compared to $727 thousand, or $0.22 per basic and diluted share, for the same period last year. For the six months ended June 30, 2012, the Company reported net income of $286 thousand, or $0.09 per basic and diluted share, as compared to $1.4 million, or $0.44 per basic share and $0.43 per diluted share, for the same period last year. The Company attributed the decrease in net income for the six months ended June 30, 2012 largely to the write-down and expenses related to the prospective sale of one of our largest foreclosed assets. Expenses related to additional commercial lending staff, technology upgrades, increased advertising and promotion and FDIC assessment costs (due to deposit growth) also added to the increase.

The Company is beginning to see the results of its growth initiatives as loan growth for the second quarter of 2012, on a linked quarter basis, was the highest in at least three years. “Our enhanced commercial lending division has substantially improved our loan production, which has helped us positively change the mix of the balance sheet. This shift has had a positive impact on our operating results by offsetting some of the downward pressure on our net interest margin due to the low level of interest rates,” said Anthony Labozzetta, President and Chief Executive Officer of Sussex Bank.

For June 30, 2012, asset quality improved as non-performing assets (“NPA’s”) declined 10.2% and overall problem assets (total classified/criticized/foreclosed assets) have declined 31.9% to $42.7 million at June 30, 2012 from a historical high of $62.8 million at March 31, 2010. “Reducing our legacy problem assets is one of our primary focuses for 2012 and we see significant progress in this area. This quarter, we have reduced our NPA’s by 10.2 percent and our classified/criticized/foreclosed assets by 13.8 percent. With the pending sale of one of our largest foreclosed real estate properties we are hopeful that this momentum will continue into the third quarter,” said Mr. Labozzetta.

Second Quarter 2012 Highlights

•	Return on average assets decreased to 0.37% for the three months ended June 30, 2012, from 0.61% for the same period in 2011.

•	Net interest income on a tax equivalent basis decreased for the second quarter and six months ended June 30, 2012, by 2.6% and 5.7%, respectively, as compared to the same periods last year. The declines for 2012 were mostly due to declines in loan yields, lower average balances for loans and an increase in liquidity resulting from deposit growth outpacing loans.

•	Net interest margin on a tax equivalent basis increased for the second quarter and six months ended June 30, 2012 to 3.59% and 3.55%, respectively, as compared to 3.98% and 4.06% for the same periods last year.

•	Provision for loan losses decreased $154 thousand, or 13.8%, in the second quarter of 2012, as compared to the second quarter of 2011 and declined $133 thousand, or 6.8%, for the six month period ended June 30, 2012, as compared to the same period one year earlier.

•	Non-interest income decreased $82 thousand, or 5.5%, to $1.4 million in the second quarter of 2012 over the prior year and declined $3 thousand, or 0.1%, for the six month period ended June 30, 2012, as compared to the same period one year earlier. The decreases were driven by declines in security gains and service fees on deposits.

•	Non-interest expense increased $366 thousand to $4.1 million in the second quarter of 2012, compared to the same period in 2011 and grew by $1.4 million, or 18.7%, for the six month period ended June 30, 2012, as compared to the same period one year earlier. The increases were largely attributed to growth in commercial lenders and certain operating expenses attributed to supporting the growth of the Company.

•	Segment reporting

o	Our insurance subsidiary, Tri-state Insurance Agency, Inc., reported an 8.0% increase in revenues to $609 thousand for the second quarter of 2012 as compared to the same period last year. Net income before taxes was 47.9% higher for the second quarter 2012 as compared to the same period last year

o	For the first half of 2012 revenues increased by 2.5%. When adjusting for a decline in contingency income for 2012, core revenues were up 8.1% for year to date 2012 as compared to the same period last year. Net income before taxes for the six months ended June 30, 2012, declined $48 thousand as compared to the same period last year largely due to a $67 thousand decrease in contingency income.

•	Balance sheet

o	Gross loans increased $7.2 million, or 2.1%, at June 30, 2012 as compared to December 31, 2011. The Company began closing loans during the second quarter of 2012 from the loan pipeline that was built earlier in the year and continues to be strong.

o	Total deposits increased $4.7 million, or 1.1%, due to an increase in core deposits of $10.1 million, or 3.2%, offset by a decrease in time deposits of $5.4 million, or 4.9%, compared to December 31, 2011.

•	Credit Quality

o	Total classified/criticized/foreclosed assets decreased $6.9 million, or 13.8%, to $42.7 million at June 30, 2012 from $49.6 million at December 31, 2011, which resulted in a cumulative decline of 31.9% from the historical high of $62.8 million at March 31, 2010.

o	Non-performing assets declined by $3.5 million, or 10.2% for June 30, 2012, as compared to December 31, 2011. Non-performing assets as a percent of total assets were 5.96% at June 30, 2012 down from 6.71% at December 31, 2011.

o	The allowance for loan losses totaled $6.3 million at June 30, 2012, or 1.8% of total loans as compared to $7.2 million, or 2.1% of total loans, at December 31, 2011.

•	Capital adequacy

o	At June 30, 2012, the leverage, Tier I risk-based capital and total risk-based capital ratios for the Bank were 9.10%, 12.77% and 14.02%, respectively, all in excess of the ratios required to be deemed “well-capitalized.”

Second Quarter 2012 Financial Results

The Company reported net income of $481 thousand for the second quarter of 2012 as compared to net income of $727 thousand for the same period in 2011. Basic and diluted loss per share for the three months ended June 30, 2012, were $0.15 and $0.14, respectively, compared to the basic and diluted earnings per share of $0.22 for the comparable period of 2011. The decline in net income was largely due to operating costs resulting from growth initiatives of the Company, a decline in the net interest margin and write-downs on foreclosed assets.

Net Interest Income

Net interest income, on a fully tax equivalent basis, declined $116 thousand, or 2.6%, to $4.3 million for the quarter ended June 30, 2011, as compared to $4.4 million for same period in 2011. The decrease in net interest income was largely due to the Company’s net interest margin declining 39 basis points to 3.59% for the second quarter of 2012. The decline in the net interest margin was mostly due to a 39 basis point decline in the average rate earned on loans. This decline in net interest income was partially offset by a decrease in the average rate paid on total interest bearing liabilities, which decreased 21 basis points to 0.90% for the second quarter of 2011 from 1.11% for the same period in 2011. The decline was in part offset by a $37.2 million, or 8.4%, increase in average interest earning assets, principally securities.

Provision for Loan Losses

Provision for loan losses decreased $154 thousand to $958 thousand for the quarter ended June 30, 2012, as compared to $1.1 million for the same period in 2011.

Non-interest Income

The Company reported a decrease in non-interest income of $82 thousand, or 5.5%, to $1.4 million for the quarter ended June 30, 2012, as compared to the same period last year. The decrease in non-interest income was largely due to a $134 thousand decline in gain on the sale of securities and a $53 thousand decrease in service fees on deposit accounts. These decreases were partly offset by increases in other income and insurance commissions and fees of $67 thousand and $45 thousand, respectively.

Non-interest Expense

The Company’s non-interest expenses increased $366 thousand, or 9.9%, to $4.1 million for the quarter ended June 30, 2012, as compared to the same period last year. The increase for the second quarter of 2012 versus the same period in 2011 was largely due to an increase of $138 thousand in salaries and employee benefits. The increase was mostly attributed to approximate costs of $110 thousand related to the hiring of additional commercial lenders and support staff. In addition, furniture, equipment and data processing, advertising and promotion and FDIC assessments increased $46 thousand, $42 thousand and $46 thousand, respectively, for the second quarter of 2012 versus the same period in 2011.

Year to Date 2012 Financial Results

The Company reported net income of $286 thousand for the six months ended June 30, 2012, as compared to net income of $1.4 million for the same period in 2011. Basic and diluted loss per share for the six months ended June 30, 2012, were $0.09 compared to the basic and diluted earnings per share of $0.44 and $0.43, respectively, for the comparable period of 2011. The decline in net income was largely due to operating costs resulting from growth initiatives of the Company, costs related to the resolution of one of our largest foreclosed assets of the Company and a decline in the net interest margin.

Net Interest Income

Net interest income, on a fully taxable equivalent basis, decreased $511 thousand, or 5.7%, to $8.4 million for the six months ended June 30, 2012, as compared to $8.9 million for same period in 2011. The Company’s net interest margin declined 51 basis points to 3.55% for the first half of 2012, compared to 4.06% for the first half of 2011. The decline was mostly attributed to a 37 basis point decline in the average rate earned on loans to 5.24%, which was partly offset by a 16 basis point decrease in the average rate paid on interest bearing liabilities to 0.95% for the six month periods ended June 30, 2012, as compared to the same period last year. The decline was in part offset by a $33.1 million, or 7.5%, increase in average interest earning assets, principally securities.

Provision for Loan Losses

Provision for loan losses decreased $133 thousand to $1.8 million for the first half of 2012, as compared to $2.0 million for the same period in 2011.

Non-interest Income

The Company reported a decrease in non-interest income of $3 thousand, or 0.1%, to $2.7 million for the six months ended June 30, 2012, as compared to the same period last year. The decrease in non-interest income was largely due to a $94 thousand decrease in service fees on deposits and a $75 thousand decline in gain on sale of securities. Increases in other income and gain on sale of loans of $64 thousand and $47 thousand, respectively, mostly offset the aforementioned declines.

Non-interest Expense

The Company’s non-interest expenses increased $1.4 million, or 18.7%, to $9.0 million for the six months ended June 30, 2012, as compared to the same period last year. The increase for the first half of 2012 compared to the same period in 2011 was largely due to increases in salaries and benefits and write-downs on foreclosed real estate of $555 thousand and $539 thousand, respectively, between the first six months of 2012 and 2011. The increase in write-downs and expenses related to foreclosed real estate was principally due to the prospective sale of one of our largest foreclosed assets, which is scheduled to close during the third quarter. The increase in salaries and employee benefits was mostly attributed to costs of $270 thousand related to the hiring of additional commercial lenders and support staff, higher medical benefit costs and severance costs of $110 thousand for a former executive during the first quarter of 2012.

Financial Condition Comparison

At June 30, 2012, the Company’s total assets were $512.2 million, an increase of $5.2 million, or 1.0%, as compared to total assets of $507.0 million at December 31, 2011. The increase in total assets was largely driven by loan growth ($7.2 million, or 2.1%) funded by deposit growth ($4.7 million, or 1.1%) and cash and cash equivalents.

Total loans receivable, net of unearned income, increased $7.2 million, or 2.1%, to $346.9 million at June 30, 2012 from $339.7 million at year-end 2011. The Company’s security portfolio, which includes securities available for sale and securities held to maturity, increased $20.1 million, or 20.0%, to $120.7 million at June 30, 2012, as compared to $100.6 million at December 31, 2011.

The Company’s total deposits increased 1.1% to $430.1 million at June 30, 2012, from $425.4 million at December 31, 2011. The increase in deposits was driven by growth in core deposits (non-interest bearing deposits, NOW, savings and money market accounts) of $10.1 million, or 3.2%, offset by a decrease in time deposits of $5.4 million, or 4.9%, for June 30, 2012, as compared to December 31, 2011.

At June 30, 2012, the Company’s total stockholders’ equity was $40.5 million, an increase of $620 thousand when compared to December 31, 2011.

Asset and Credit Quality

The overall credit quality of the Company continues to show signs of improvement as our classified/criticized/foreclosed assets declined $6.9 million, or 13.8% from December 31, 2011. Our classified/criticized/foreclosed assets totaled $42.7 million at June 30, 2012, as compared to $49.6 million at December 31, 2011, and have declined 31.9% from a historical high of $62.8 million at March 31, 2010. Loans internally rated “Substandard,” “Doubtful” or “Loss” are considered classified assets, while loans rated as “Special Mention” are considered criticized. Such risk ratings are consistent with the classification system used by regulatory agencies and are consistent with industry practices.

Non-performing assets, which include non-accrual loans, 90 days past due and still accruing, performing troubled debt restructured loans and foreclosed assets, decreased $3.5 million, or 10.2%, to $30.5 million at June 30, 2012, as compared to $34.0 million at December 31, 2011. The ratio of non-performing assets to total assets for June 30, 2012 and December 31, 2011 were 5.96% and 6.71%, respectively. The allowance for loan losses was $6.3 million, or 1.8% of total loans, at June 30, 2012, compared to $7.2 million, or 2.1% of total loans, at December 31, 2011.

About Sussex Bancorp

Sussex Bancorp is the holding company for Sussex Bank, which operates through its main office in Franklin, New Jersey and through its nine branch offices located in Andover, Augusta, Newton, Montague, Sparta, Vernon and Wantage, New Jersey, Port Jervis and Warwick, New York; a loan production office in Rochelle Park, New Jersey and for the Tri-State Insurance Agency, Inc., a full service insurance agency with locations in Augusta and Rochelle Park, New Jersey. For additional information, please visit the company's Web site at www.sussexbank.com.

Forward-Looking Statements

This press release contains statements that are forward looking and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Such statements may be identified by the use of words such as "expect," "estimate," “assume,” "believe," "anticipate," "will," "forecast," "plan," "project," or similar words. Such statements are based on the Company’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, changes to interest rates, the ability to control costs and expenses, general economic conditions, the success of the Company’s efforts to diversify its revenue base by developing additional sources of non-interest income while continuing to manage its existing fee based business, risks associated with the quality of the Company’s assets and the ability of its borrowers to comply with repayment terms.  Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and in subsequent filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the results of any revisions to those forward looking statements that may be made to reflect events or circumstances after this date or to reflect the occurrence of unanticipated events.

Contacts:	Anthony Labozzetta, President/CEO

Steven Fusco, SVP/CFO

973-827-2914

SUSSEX BANCORP
SUMMARY FINANCIAL HIGHLIGHTS
(In Thousands, Except Percentages and Per Share Data)
(Unaudited)

				6/30/12 VS.
	6/30/2012	12/31/2011	6/30/2011	6/30/2011	12/31/2011
BALANCE SHEET HIGHLIGHTS - Period End Balances
Total securities	$120,676	$100,581	$73,855	63.4%	20.0%
Total loans	346,884	339,705	339,564	2.2%	2.1%
Allowance for loan losses	(6,260)	(7,210)	(7,536)	(16.9)%	(13.2)%
Total assets	512,190	506,953	473,164	8.2%	1.0%
Total deposits	430,082	425,376	392,914	9.5%	1.1%
Total borrowings and junior subordinated debt	38,887	38,887	38,887	-%	-%
Total shareholders' equity	40,522	39,902	38,615	4.9%	1.6%

FINANCIAL DATA - QUARTER ENDED:
Net interest income (tax equivalent) (a)	$4,300	$4,251	$4,416	(2.6)%	1.2%
Provision for loan losses	958	618	1,112	(13.8)%	55.0%
Total other income	1,419	1,331	1,501	(5.5)%	6.6%
Total other expenses	4,065	4,199	3,699	9.9%	(3.2)%
Income before provision for income taxes (tax equivalent)	696	765	1,106	(37.1)%	(9.1)%
Provision for income taxes	65	102	229	(71.6)%	(36.3)%
Taxable equivalent adjustment (a)	150	148	150	(0.2)%	1.3%
Net income	$481	$515	$727	(33.8)%	(6.7)%

Net income per common share - Basic	$0.15	$0.16	$0.22	(31.8)%	(6.3)%
Net income per common share - Diluted	$0.14	$0.15	$0.22	(36.4)%	(6.7)%

Return on average assets	0.37%	0.41%	0.61%	(39.3)%	(9.3)%
Return on average equity	4.76%	5.22%	7.63%	(37.6)%	(8.7)%
Net interest margin (tax equivalent)	3.59%	3.59%	3.98%	(9.9)%	(0.2)%

FINANCIAL DATA - YEAR TO DATE:
Net interest income (tax equivalent) (a)	$8,412		$8,923	(5.7)%
Provision for loan losses	1,818		1,951	(6.8)%
Total other income	2,743		2,746	(0.1)%
Total other expenses	8,975		7,559	18.7%
Income before provision for income taxes (tax equivalent)	86		2,159	(96.0)%
Provision for income taxes	(200)		438	(145.7)%
Taxable equivalent adjustment (a)	276		300	(8.0)%
Net income	$286		$1,421	(79.9)%

Net income per common share - Basic	$0.09		$0.44	(79.5)%
Net income per common share - Diluted	$0.09		$0.43	(79.1)%

Return on average assets	0.11%		0.60%	(81.4)%
Return on average equity	1.42%		7.57%	(81.2)%
Net interest margin (tax equivalent)	3.55%		4.06%	(12.5)%

SHARE INFORMATION:
Book value per common share	$11.89	$11.83	$11.45	3.8%	0.5%
Outstanding shares- period ending	3,409	3,373	3,373	1.1%	1.1%
Average diluted shares outstanding (year to date)	3,318	3,326	3,323	(0.2)%	(0.2)%

CAPITAL RATIOS:
Total equity to total assets	7.91%	7.87%	8.16%	(3.1)%	0.5%
Leverage ratio (b)	9.10%	9.29%	9.56%	(4.8)%	(2.0)%
Tier 1 risk-based capital ratio (b)	12.77%	12.98%	12.84%	(0.5)%	(1.6)%
Total risk-based capital ratio (b)	14.02%	14.24%	14.10%	(0.6)%	(1.5)%

ASSET QUALITY AND RATIOS:
Non-accrual loans	$24,243	$24,283	$25,062	(3.3)%	(0.2)%
Loans 90 days past due and still accruing	118	803	1,029	(88.5)%	(85.3)%
Troubled debt restructured loans (c)	604	3,411	1,314	(54.1)%	(82.3)%
Foreclosed real estate	5,566	5,509	4,545	22.5%	1.0%
Non-performing assets	$30,531	$34,006	$31,950	(4.4)%	(10.2)%

Foreclosed real estate, Criticized and Classified Assets	$42,736	$49,584	$53,403	(20.0)%	(13.8)%

Charge-offs, net (quarterly)	$2,306	$803	$802	187.5%	187.2%
Charge-offs, net as a % of average loans (annualized)	2.70%	0.96%	0.93%	189.1%	182.4%
Non-accrual loans to total loans	6.99%	7.15%	7.38%	(5.3)%	(2.2)%
Non-performing assets to total assets	5.96%	6.71%	6.75%	(11.7)%	(11.1)%
Allowance for loan losses as a % of non-performing loans	25.19%	26.03%	28.57%	(11.8)%	(3.2)%
Allowance for loan losses to total loans	1.80%	2.12%	2.22%	(18.7)%	(15.0)%

(a) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance

(b) Sussex Bank capital ratios

(c) Troubled debt restructured loans currently performing in accordance with renegotiated terms

SUSSEX BANCORP
CONSOLIDATED BALANCE SHEETS
(Dollars In Thousands)
(Unaudited)

ASSETS	June 30, 2012	December 31, 2011

Cash and due from banks	$5,553	$3,903
Interest-bearing deposits with other banks	6,978	33,597
Cash and cash equivalents	12,531	37,500

Interest bearing time deposits with other banks	100	100
Securities available for sale, at fair value	115,508	96,361
Securities held to maturity	5,168	4,220
Federal Home Loan Bank Stock, at cost	1,943	1,837

Loans receivable, net of unearned income	346,884	339,705
Less: allowance for loan losses	6,260	7,210
Net loans receivable	340,624	332,495

Foreclosed real estate	5,566	5,509
Premises and equipment, net	6,784	6,778
Accrued interest receivable	1,688	1,735
Goodwill	2,820	2,820
Bank owned life insurance	11,346	11,142
Other assets	8,112	6,456

Total Assets	$512,190	$506,953

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits:
Non-interest bearing	$48,089	$44,762
Interest bearing	381,993	380,614
Total Deposits	430,082	425,376

Borrowings	26,000	26,000
Accrued interest payable and other liabilities	2,699	2,788
Junior subordinated debentures	12,887	12,887

Total Liabilities	471,668	467,051

Total Stockholders' Equity	40,522	39,902

Total Liabilities and Stockholders' Equity	$512,190	$506,953

SUSSEX BANCORP
CONSOLIDATED STATEMENTS OF INCOME
(Dollars In Thousands Except Per Share Data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
INTEREST INCOME
Loans receivable, including fees	$4,375	$4,739	$8,825	$9,523
Securities:
Taxable	433	310	753	675
Tax-exempt	290	291	535	583
Federal funds sold	-	2	-	3
Interest bearing deposits	9	10	26	13
Total Interest Income	5,107	5,352	10,139	10,797

INTEREST EXPENSE
Deposits	632	767	1,351	1,536
Borrowings	264	264	529	529
Junior subordinated debentures	61	55	123	109
Total Interest Expense	957	1,086	2,003	2,174

Net Interest Income	4,150	4,266	8,136	8,623
PROVISION FOR LOAN LOSSES	958	1,112	1,818	1,951
Net Interest Income after Provision for Loan Losses	3,192	3,154	6,318	6,672

OTHER INCOME
Service fees on deposit accounts	275	328	550	644
ATM and debit card fees	151	138	288	260
Bank owned life insurance	101	105	204	209
Insurance commissions and fees	609	564	1,208	1,179
Investment brokerage fees	36	39	72	70
Gain on sale of loans, held for sale	-	-	47	-
Gain on sale of securities, available for sale	135	269	194	269
Loss on sale of fixed assets	(7)	-	(6)	-
Gain (loss) on sale of foreclosed real estate	1	7	3	(4)
Other	118	51	183	119
Total Other Income	1,419	1,501	2,743	2,746

OTHER EXPENSES
Salaries and employee benefits	2,124	1,986	4,548	3,993
Occupancy, net	354	336	716	717
Furniture, equipment and data processing	334	288	688	588
Advertising and promotion	88	46	159	89
Professional fees	145	149	303	276
Director fees	74	72	180	139
FDIC assessment	172	126	339	382
Insurance	58	54	111	110
Stationary and supplies	39	40	84	83
Loan collection costs	201	177	335	292
Write-down on foreclosed real estate	69	-	684	145
Expenses related to foreclosed real estate	33	79	126	103
Amortization of intangible assets	1	2	3	5
Other	373	344	699	637
Total Other Expenses	4,065	3,699	8,975	7,559

Income before Income Taxes	546	956	86	1,859
PROVISION (BENEFIT) FOR INCOME TAXES	65	229	(200)	438
Net Income	$481	$727	$286	$1,421

OTHER COMPREHENSIVE INCOME:
Net unrealized gains on available for sale securities arising during the period	$303	$855	$720	$1,072
Reclassification adjustment for gain on sales included in net income	(135)	(269)	(194)	(269)
Income tax expense related to other comprehensive income	(67)	(234)	(210)	(321)
Other comprehensive income, net of income taxes	101	352	316	482
Comprehensive income	$582	$1,079	$602	$1,903

EARNINGS PER SHARE
Basic	$0.15	$0.22	$0.09	$0.44
Diluted	$0.14	$0.22	$0.09	$0.43

SUSSEX BANCORP
COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES
(Dollars In Thousands)
(Unaudited)

	Three Months Ended June 30,
	2012			2011
	Average		Average	Average		Average
	Balance	Interest (1)	Rate (2)	Balance	Interest (1)	Rate (2)
Earning Assets:
Securities:
Tax exempt (3)	$31,416	$440	5.64%	$29,805	$441	5.94%
Taxable	90,026	433	1.93%	48,992	310	2.54%
Total securities	121,442	873	2.89%	78,797	751	3.83%
Total loans receivable (4)	341,426	4,375	5.15%	343,333	4,739	5.54%
Other interest-earning assets	19,162	9	0.18%	22,674	12	0.20%
Total earning assets	482,030	$5,257	4.39%	444,804	$5,502	4.96%

Non-interest earning assets	41,691			36,421
Allowance for loan losses	(7,798)			(7,602)
Total Assets	$515,923			$473,623

Sources of Funds:
Interest bearing deposits:
NOW	$95,817	$42	0.17%	$78,439	$106	0.54%
Money market	18,849	15	0.33%	14,504	20	0.55%
Savings	164,106	154	0.38%	169,086	296	0.70%
Time	108,124	421	1.57%	91,804	345	1.51%
Total interest bearing deposits	386,896	632	0.66%	353,833	767	0.87%
Borrowed funds	26,000	264	4.02%	26,000	264	4.08%
Junior subordinated debentures	12,887	61	1.86%	12,887	55	1.71%
Total interest bearing liabilities	425,783	$957	0.90%	392,720	$1,086	1.11%

Non-interest bearing liabilities:
Demand deposits	47,801			40,402
Other liabilities	1,931			2,370
Total non-interest bearing liabilities	49,732			42,772
Stockholders' equity	40,408			38,131
Total Liabilities and Stockholders' Equity	$515,923			$473,623

Net Interest Income and Margin (5)		4,300	3.59%		4,416	3.98%
Tax-equivalent basis adjustment		(150)			(150)
Net Interest Income		$4,150			$4,266

(1) Includes loan fee income

(2) Average rates on securities are calculated on amortized costs

(3) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance

(4) Loans outstanding include non-accrual loans

(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

SUSSEX BANCORP
COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES
(Dollars In Thousands)
(Unaudited)

	Six Months Ended June 30,
		2012		2011
	Average		Average	Average		Average
	Balance	Interest (1)	Rate (2)	Balance	Interest (1)	Rate (2)
Earning Assets:
Securities:
Tax exempt (3)	$28,051	$811	5.81%	$29,913	$883	5.95%
Taxable	83,766	753	1.81%	54,181	675	2.51%
Total securities	111,817	1,564	2.81%	84,094	1,558	3.74%
Total loans receivable (4)	338,492	8,825	5.24%	342,511	9,523	5.61%
Other interest-earning assets	26,499	26	0.20%	17,111	16	0.19%
Total earning assets	476,808	$10,415	4.39%	443,716	$11,097	5.04%

Non-interest earning assets	41,447			36,425
Allowance for loan losses	(7,670)			(7,209)
Total Assets	$510,585			$472,932

Sources of Funds:
Interest bearing deposits:
NOW	$94,055	$93	0.20%	$79,558	$220	0.56%
Money market	18,204	36	0.39%	13,960	38	0.56%
Savings	163,619	359	0.44%	169,839	594	0.71%
Time	109,037	863	1.59%	90,919	684	1.52%
Total interest bearing deposits	384,915	1,351	0.71%	354,276	1,536	0.87%
Borrowed funds	26,000	529	4.03%	27,295	529	3.86%
Junior subordinated debentures	12,887	123	1.88%	12,887	109	1.69%
Total interest bearing liabilities	423,802	$2,003	0.95%	394,458	$2,174	1.11%

Non-interest bearing liabilities:
Demand deposits	44,557			38,616
Other liabilities	1,972			2,332
Total non-interest bearing liabilities	46,529			40,948
Stockholders' equity	40,254			37,526
Total Liabilities and Stockholders' Equity	$510,585			$472,932

Net Interest Income and Margin (5)		$8,412	3.55%		$8,923	4.06%
Tax-equivalent basis adjustment		(276)			(300)
Net Interest Income		$8,136			$8,623

(1) Includes loan fee income

(2) Average rates on securities are calculated on amortized costs

(3) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance

(4) Loans outstanding include non-accrual loans

(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets